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                                                                  EXHIBIT 10-N-9

                                  [Letterhead]
                          MID-STATES DEVELOPMENT, INC.
                   2201 North University Drive, P.O. Box 5256
                         Fargo, North Dakota 58105-5258
                                 (701) 232-4225
                               FAX (701) 232-4108

August 29, 1996



Kevin G. Moug
4320 Crest Court
Eau Claire, WI  54701

Dear Kevin:

This letter is to confirm your acceptance and outline the major elements of our offer to you for the position of Chief Financial Officer at Mid-States Development, Inc. As we discussed, your beginning monthly salary will be $9,166.67 ($110,000 annually) with a start date on or about October 1, 1996. In addition to the base salary, you will be provided the following:

- A signing bonus of up to $30,000 to be paid on your first day of employment to cover relocation items such as moving your household goods from Eau Claire to Fargo, realtor commissions for selling your home, house hunting trip expenses and temporary housing costs.

- Participation in an individually determined annual bonus plan to become effective commencing January 1, 1997. The bonus will be developed within six months of your date of employment and the bonus will not be less than $10,000 for the year ended December 31, 1997.

- Fully paid family medical insurance, participation in the Mid-States 401(k), when eligible, an automobile allowance of $900 monthly, $2,500 for continuing professional education and other employee benefits as outlined in the Company personnel policies.

- Three weeks vacation during the first twelve months of employment and three weeks vacation, annually, thereafter.

- If you should be terminated by Mid-States for any reason (including just cause, unless the termination for cause is the result of embezzlement or theft of company assets) or you should elect to resign from employment for "Reasonable Cause" (defined below), Mid-States will be obligated to immediately pay you an amount equal to 125% of your base salary in full payment and release of all obligations concerning your employment. "Reasonable Cause" shall mean any of the following: (i) your duties, responsibilities, or titles shall be materially modified; (ii) your direct supervisor shall change; or (iii) all or substantially all of the assets of Mid-States shall be sold or transferred or 50% or more of the equity interests of Mid-States are transferred in one or more transactions.



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MID-STATES DEVELOPMENT, INC.

Kevin G. Moug                               2                   August 29, 1996


During the course of the interview process, it became apparent to us you have the talents and abilities we were seeking in a Chief Financial Officer. We will strive to capitalize on these talents and abilities and feel confident we can offer you the opportunity for professional growth as you lead the Company's financial function into the future.

Kevin, we are excited you have decided to join us and sincerely look forward to working with you in the future.

Yours very truly,



/s/ Lauris N. Molbert
President

LNM\mas


         ACCEPTED AND AGREED TO this 30th day of August, 1996.


                                                /s/ Kevin G. Moug
                                                 ------------------------------
                                                Kevin G. Moug




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                                 [Letterhead of]
                                    VARISTAR
                                   CORPORATION

                                Lauris N. Molbert
                              Direct (701) 451-3581


July 12, 2000




Kevin G. Moug
715 Hackberry Drive
Fargo, ND  58104

RE:    EMPLOYMENT ARRANGEMENT

Dear Kevin:

Reference is made to a letter to you dated August 29, 1996, concerning your employment terms with Varistar ("the Letter").

In the Letter, Varistar agrees to pay you an amount equal to 125% of your base salary should you resign from employment for "Reasonable Cause" (defined in the Letter).

As we have discussed over the last several years, the intention was to include the most recent incentive compensation, in addition to your base salary in the computation of severance. Additionally, we had agreed to change the multiple to 150%, which is consistent with the arrangements for other senior managers. Unfortunately, this understanding was not memorialized in writing.

Accordingly, this letter will confirm Varistar's agreement that should you resign from employment for a Reasonable Cause, Varistar will be obligated to immediately pay you an amount equal to 150% of the sum of your base salary and the incentive compensation paid to you for the most recent calendar year. The Letter is hereby amended accordingly.

A copy of this letter will be placed in your personnel file.

Yours very truly,



/s/ Lauris N. Molbert
President & Chief Operating Officer

LNM/mas
cc:  N. Bruce Thom